At Qorvo®
Doug DeLieto
VP, Investor Relations
1-336-678-7088

FOR IMMEDIATE RELEASE
November 13, 2015

QORVO ANNOUNCES PRICING OF $1 BILLION SENIOR NOTES OFFERING

GREENSBORO, NC and HILLSBORO, OR — November 13, 2015 — Qorvo® (Nasdaq: QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications, today announced the pricing of its offering of $1 billion in aggregate principal amount of its senior notes maturing in 2023 and 2025 (the “Notes”). The $450 million of 2023 Notes and $550 million of 2025 Notes will pay interest semi-annually at a rate of 6.75% and 7.00%, respectively. The 2023 and 2025 Notes will mature on December 1, 2023, and December 1, 2025, respectively, unless earlier redeemed in accordance with their terms. Qorvo expects to close the sale of the Notes on or about November 19, 2015, subject to the satisfaction of customary closing conditions.

The Notes will be issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. Qorvo expects to use the net proceeds of the offering for general corporate purposes, including share repurchases and repayment of any amounts outstanding under its revolving credit facility. The Notes will be senior unsecured obligations of Qorvo and will be initially guaranteed, jointly and severally, by each of Qorvo’s existing and future direct and indirect wholly-owned U.S. subsidiaries that guarantee Qorvo’s obligations under its revolving credit facility.
The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
This press release shall not constitute an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Qorvo

Qorvo (NASDAQ:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 7,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry’s broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited 'Trusted Source' (Category 1A) for GaAs, GaN and BAW products and services. For the industry’s leading core RF solutions, visit www.qorvo.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to our plans, objectives, estimates and goals. Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” and “estimate,” and variations of such words and similar expressions, identify such forward-looking statements. Our business is subject to numerous risks and uncertainties, including, but not limited to the following factors: (i) changes in business and economic conditions, including downturns in the semiconductor industry and/or the overall economy; (ii) our ability to accurately predict market requirements and evolving industry standards in a timely manner; (iii) our ability to accurately predict customer demand and thereby avoid the possibility of obsolete inventory, which would reduce our profit margins; (iv) our customers’ and distributors’ ability to manage the inventory they hold and forecast their demand; (v) our ability to successfully integrate acquired businesses, operations, product technologies and personnel as well as achieve expected synergies; (vi) our ability to achieve cost savings and improve yields and margins on our new and existing products; (vii) our ability to respond to possible downward pressure on the average selling prices of our products caused by our customers or our competitors; (viii) our ability to efficiently utilize our capacity, or to acquire or source additional capacity, in response to customer demand; (ix) the inability of one or more of our customers to access their traditional sources of credit, which could lead them to reduce their level of purchases or seek credit or other accommodations from us; (x) our ability to continue to improve our product designs, develop new products in response to new technologies, and achieve design wins; (xi) our dependence on a limited number of customers for a substantial portion of our revenue; (xii) our reliance on the U.S. government and on U.S. government sponsored programs (principally for defense and aerospace applications) for a portion of our revenue; (xiii) our ability to bring new products to market in response to market shifts and to use technological innovation to shorten time-to-market for our products; (xiv) the risks associated with our wafer fabrication facilities, our assembly facilities and our test and tape and reel facilities; (xv) variability in manufacturing yields; (xvi) variability in raw material costs and availability of raw materials; (xvii) our dependence on third parties, including wafer foundries, wafer starting material suppliers, passive component manufacturers, assembly and packaging suppliers and test and tape and reel suppliers; (xviii) our ability to manage platform provider and customer relationships; (xix) our ability to procure, commercialize and enforce intellectual property rights (“IPR”) and to operate our business without infringing on the unlicensed IPR of others; (xx) the risks associated with security breaches and other similar disruptions, which could compromise our information and expose us to liability and could cause our business and reputation to suffer; (xxi) currency fluctuations, tariffs, trade barriers, tax and export license requirements and health and security issues associated with our foreign operations; (xxii) our ability to attract and retain skilled personnel and develop leaders for key business units and functions; (xxiii) failure to realize the anticipated benefits of the business combination of RF Micro Devices, Inc. (“RFMD”) and TriQuint Semiconductor, Inc. (“TriQuint”), including difficulty in integrating the businesses of RFMD and TriQuint; and (xxiv) failure to realize the expected amount and timing of cost savings and operating synergies related to the business combination of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in our most recent Annual Report on Form 10-K and in other reports and statements that we file with the SEC, could cause the actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. Forward-looking statements speak only as of the date they were made and we undertake no obligation to update or revise such statements, except as required by the federal securities laws.